Exhibit 99.77(q)

ITEM 77Q Exhibits

(a)(1)

Amended Certificate of Establishment and Designation of Series and Classes of Beneficial Interest, Par Value $0.01 Per Share (Class R6 shares of ING SmallCap Opportunities Fund) effective May 22, 2013 – Filed as an Exhibit to Post-Effective Amendment No. 126 to the Registrant’s Form N-1A Registration Statement on May 31, 2013 and incorporated herein by reference.

(a)(2)

Amended Certificate of Establishment and Designation of Series and Classes of Beneficial Interest, Par Value $0.01 Per Share (Class R6 shares of ING Large Cap Value Fund and ING MidCap Opportunities Fund) effective May 22, 2013 – Filed as an Exhibit to Post-Effective Amendment No. 126 to the Registrant’s Form N-1A Registration Statement on May 31, 2013 and incorporated herein by reference.

(e)(1)

Sub-Advisory Agreement dated May 13, 2013 between ING Investments, LLC and CBRE Clarion Securities LLC – Filed as an Exhibit to Post-Effective Amendment No. 126 to the Registrant’s Form N-1A Registration Statement on May 31, 2013 and incorporated herein by reference.

(e)(2)

Sub-Advisory Agreement dated May 13, 2013 between ING Investments, LLC and RBC Global Asset Management (U.S.) Inc. – Filed as an Exhibit to Post-Effective Amendment No. 126 to the Registrant’s Form N-1A Registration Statement on May 31, 2013 and incorporated herein by reference.